U.S. SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                  FORM 8-K


                               CURRENT REPORT


                   PURSUANT TO SECTION 13 OR 15(d) OF THE
                     SECURITIES EXCHANGE ACT OF 1934


     Date of Report (Date of earliest event reported): July 28, 2004


                       WORLD AM COMMUNICATIONS, INC.
          (Exact name of registrant as specified in its charter)


                                  Nevada
         (State or jurisdiction of incorporation or organization)


                                   0-30639
                           (Commission File Number)


                                  90-0142757
                  (I.R.S. Employer Identification Number)


       1400 West 122nd Avenue, Suite 104, Westminster, Colorado 80234
                  (Address of principal executive offices)


               Registrant's telephone number:  (303) 452-0022


            Former name or former address, if changed since last report)

ITEM 5.  OTHER EVENTS AND REGULATION FD DISCLOSURE.

     On July 28, 2004, an officer of the Registrant disclosed to a shareholder of the company that the Registrant was in the process of seeking a delisting of its common stock from the Berlin Stock
Exchange. The Registrant's common stock had previously become listed on this exchange without the knowledge or consent of the company.
More information on this matter will be disclosed when it becomes known.

                                  SIGNATURE

     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                       World Am Communications, Inc.



Dated: July 29, 2004                   By: /s/ James H. Alexander
                                       James H. Alexander, President